EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
SemGroup Corporation

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-170968 and 333-189905) and Form S-3 (File No. 333-185649) of SemGroup Corporation of our reports dated February 26, 2016, relating to the consolidated financial statements, and the effectiveness of SemGroup Corporation's internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP
Dallas, Texas
February 26, 2016